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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                      KPMG LLP

Orange County, California
August 30, 2001

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CONSENT OF INDEPENDENT AUDITORS